EXHIBIT 10.2

GUARANTEE AND PLEDGE AGREEMENT

This GUARANTEE AND PLEDGE AGREEMENT, dated as of March 29, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guarantee”), is made by New Age Health Sciences, Inc., NABC Properties, LLC, NABC, Inc., Morinda Holdings, Inc., Morinda, Inc., Tropical Resources, Inc., Morinda USA, Inc., Morinda Worldwide, Inc. and Morinda Japan GK (together with any additional Persons named pursuant to Section 6.5 below, each a “Guarantor” and collectively the “Guarantors”), in favor of East West Bank, a Delaware corporation (together with its Affiliates, successors, transferees and assignees, “Bank”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan and Security Agreement, dated as of March 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between New Age Beverages Corporation, a Washington corporation (“Borrower”) and Bank, Bank has extended a Commitment to make Credit Extensions to Borrower; and

WHEREAS, as a condition precedent to the making of the Credit Extensions under the Loan Agreement, the Guarantors are required to execute and deliver this Guarantee;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Bank to make the Credit Extensions to Borrower, each Guarantor hereby agrees, for the benefit of Bank, as follows.

ARTICLE I

Definitions

SECTION 1.1. Certain Terms.  The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Bank” is defined in the preamble.

“Borrower” is defined in the first recital.

“CFC” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Collateral” is any and all properties, rights and assets of each Guarantor described on Annex I.

“Commitment” means Bank’s obligation (if any) to make Credit Extensions under the Loan Agreement.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any State of the United States or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary all or substantially all of the assets of which consist of, directly or indirectly, the Capital Stock in one or more CFCs and/or Indebtedness of one or more CFCs and any other assets incidental thereto.

“Guarantee” is defined in the preamble.

“Guarantor” is defined in the preamble.

“Loan Agreement” is defined in the first recital.

“Obligor” is defined in Section 2.1(a).

“Termination Date” means the date on which all Obligations shall have been paid in full in cash and the Commitment shall have terminated.

SECTION 1.2. Loan Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Loan Agreement or the Code as defined in the Loan Agreement, as applicable.

ARTICLE II

Guarantee Provisions

SECTION 2.1. Guarantee.  Each Guarantor jointly and severally, absolutely, unconditionally and irrevocably:

(a)           guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and performance of all Obligations of Borrower and the Subsidiaries (each, an “Obligor”) now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable Default rate as provided in Section 2.6(b) of the Loan Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b)           indemnifies and holds harmless Bank for any and all costs and expenses (including the reasonable fees and out-of-pocket expenses of counsel to Bank) incurred by Bank in enforcing any rights under this Guarantee, except to the extent such amounts arise or are incurred as a consequence of Bank’s own gross negligence or willful misconduct;

provided, that each Guarantor shall only be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guarantee constitutes a guarantee of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against such Guarantor or any other Person before or as a condition to the obligations of such Guarantor becoming due hereunder.

SECTION 2.2. Reinstatement, Etc.  Each Guarantor agrees that this Guarantee shall continue to be effective or be reinstated (including on or after the Termination Date), as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by Bank, including upon the occurrence of any Event of Default set forth in Section 8.5 of the Loan Agreement or otherwise, all as though such payment had not been made.

SECTION 2.3. Guarantee Absolute, Etc.  This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment, and shall remain in full force and effect until (unless reinstated pursuant to Section 2.2 above) the Termination Date has occurred. Each Guarantor guarantees that the Obligations shall be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Bank with respect thereto. The liability of each Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

(a)           any lack of validity, legality or enforceability of any Loan Document;

(b)           the failure of Bank (i) to assert any claim or demand or to enforce any right or remedy against such Guarantor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including such Guarantor and any other Guarantor) of, or collateral securing, any Obligations;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation, or any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(d)           any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e)           any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to, or waiver or release of, or addition to, or consent to or departure from, any other guarantee held by Bank securing any of the Obligations; or

(f)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor (including any Guarantor).

SECTION 2.4. Setoff. Each Guarantor hereby irrevocably authorizes Bank, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by such Guarantor), upon the occurrence and during the continuance of any Event of Default, to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Guarantor hereby grants to Bank a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with or on behalf of Bank. Bank agrees to notify such Guarantor after any such set-off and application made by Bank; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this Section 2.4 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which Bank may have.

SECTION 2.5. Waiver, Etc.  Each Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guarantee and any requirement that Bank protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any Guarantor) or entity or any collateral securing the Obligations, as the case may be.

SECTION 2.6. Postponement of Subrogation, Etc.  Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Obligor or Guarantor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of Bank and shall immediately be paid and turned over to Bank in the exact form received by such Guarantor (duly endorsed in favor of Bank, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided, that if such Guarantor has made payment to Bank of all or any part of the Obligations and the Termination Date has occurred, then, at such Guarantor’s request, Bank will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Guarantor shall refrain from taking any action or commencing any proceeding against Borrower or any other Obligor or Guarantor (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guarantee to Bank.

SECTION 2.7. Payments; Application. Each Guarantor agrees that all obligations of such Guarantor hereunder shall be paid solely in Dollars to Bank in immediately available funds, without set-off, counterclaim or other defense and in accordance with Sections 2.2(e), 2.3(d), 2.3(f), 2.7, 2.8 and 2.9 of the Loan Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto), such Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 2.2(e), 2.3(d), 2.3(f), 2.7, 2.8 and 2.9 of the Loan Agreement in respect of all payments and application of such payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guarantee by this reference as if set forth herein; provided, that references to “Borrower” in such Sections shall be deemed to be references to such Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guarantee.

ARTICLE III

CREATION OF SECURITY INTEREST AND PLEDGE

SECTION 3.1. Grant of Security Interest. Each Guarantor hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Each Guarantor acknowledges that Borrower previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, each Guarantor agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations under the Loan Agreement and that it is the intent of Borrower, each Guarantor and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (free and clear of all Liens except for Permitted Liens).

If this Guarantee is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations for which no claim has been asserted) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations for which no claim has been asserted) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of each Guarantor, release its Liens in the Collateral and all rights therein shall revert to each Guarantor. In the event (a) all Obligations (other than inchoate indemnity obligations for which no claim has been asserted), except for Bank Services, are satisfied in full, and (b) this Guarantee is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.

SECTION 3.2. Priority of Security Interest. Each Guarantor represents, warrants, and covenants that the security interest granted herein creates a valid security interest in favor of Bank in the Collateral and, when properly perfected by filing of a uniform commercial code financing statement, shall constitute a valid, perfected, first priority security interest in the Collateral, to the extent such security interest can be perfected by filing a financing statement under the Code, free and clear of all Liens except for Permitted Liens. If any Guarantor shall acquire a commercial tort claim, such Guarantor shall promptly, and in any event within 10 days thereof, notify Bank in a writing signed by such Guarantor of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Guarantee, with such writing to be in form and substance reasonably satisfactory to Bank.

SECTION 3.3. Authorization to File Financing Statements. Each Guarantor hereby authorizes Bank to file financing statements, without notice to such Guarantor, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by such Guarantor or any other Person, shall be deemed to violate the rights of Bank under the Code.

SECTION 3.4. Pledge. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Guarantor hereby grants, pledges and assigns to Bank a continuing security interest in any and all right, title and interest of such Guarantor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a)           Pledged Shares. (i) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary (other than any such Subsidiary that is a Foreign Subsidiary Holding Company) directly owned by such Guarantor, including, but not limited to, as set forth on Annex II attached hereto and (ii) 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or such Foreign Subsidiary Holding Company as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s or such Foreign Subsidiary Holding Company’s United States parent and (2) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)) (“Voting Equity”) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Guarantor of each Foreign Subsidiary and each Foreign Subsidiary Holding Company, in each case, directly owned by such Guarantor, including, but not limited to, as set forth on Annex II attached hereto, and in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Section 3.4(b) and 3.4(c) below, the “Pledged Shares”), including, without limitation, the following:

(A)
all shares, securities, membership interests and other Capital Stock or other property representing a dividend or other distribution on or in respect of any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights, options or other property issued to or received or receivable by the holder of, or otherwise in respect of, the Pledged Shares; and

(B)
without affecting the obligations of the Guarantors under any provision prohibiting such action hereunder or under the Loan Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving Person, all Capital Stock of the successor Person (or such lower amount as specified above in the case of successor Persons that are Foreign Subsidiaries or Foreign Subsidiary Holding Companies) formed by or resulting from such consolidation or merger, to the extent that such Person is a direct Subsidiary of a Guarantor.

(b)
Additional Shares. (i) 100% of the issued and outstanding Capital Stock of any Person that hereafter becomes a Domestic Subsidiary (other than any such Subsidiary that is a Foreign Subsidiary Holding Company) directly owned by such Guarantor and (ii) 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or such Foreign Subsidiary Holding Company as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s or such Foreign Subsidiary Holding Company’s United States parent and (2) could not reasonably be expected to cause any adverse tax consequences) of the Voting Equity and 100% of the Non-Voting Equity owned by such Guarantor of any Person that hereafter becomes a Foreign Subsidiary or a Foreign Subsidiary Holding Company, in each case, directly owned by such Guarantor, including, without limitation, the certificates (or other agreements or instruments) representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto.

(c)
Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Guarantor may from time to time hereafter deliver additional Capital Stock to Bank as collateral security for the Obligations. Upon delivery to Bank, such additional Capital Stock shall be deemed to be part of the Pledged Collateral of such Guarantor and shall be subject to the terms of this Guarantee whether or not Annex II is amended to refer to such additional Capital Stock.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Guarantee shall not extend to, and in no event shall the “Pledged Collateral” include, (i) any general intangible, permit, lease, license, contract or other instrument of a Guarantor if the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Loan Documents, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Guarantor’s rights, titles and interests thereunder (including upon the giving of notice or lapse of time or both); provided, that, (x) any such limitation described in this clause (i) on the security interests granted under the Loan Documents shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the Code or any other applicable law or principles of equity and (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Pledged Collateral, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the applicable Loan Document and such general intangible, permit, lease, license, contract or other instrument shall no longer constitute “excluded property” and shall be considered Pledged Collateral; and (ii) those assets with respect to which the granting of security interests in such assets would be prohibited by applicable law or regulation (other than to the extent that any such law, regulation or prohibition would be rendered ineffective pursuant to the Code or any other applicable law or principles of equity), or would require governmental consent (after giving effect to the applicable anti-assignment provisions of the Code or other applicable law or principles of equity).

SECTION 3.5. Delivery of Pledged Collateral. Each Guarantor herby agrees that:

(a)            Delivery of Certificates. Each Guarantor shall deliver to Bank (i) simultaneously with or promptly following the execution and delivery of this Guarantee, all certificates (if any) representing the Pledged Shares of such Guarantor as set forth on Annex II attached hereto and (ii) promptly upon the receipt thereof by or on behalf of a Guarantor, all other certificates and instruments constituting Pledged Collateral of a Guarantor. Prior to delivery to Bank, all certificates and instruments constituting Pledged Collateral of a Guarantor shall be held in trust by such Guarantor for the benefit of Bank pursuant hereto. All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Annex III attached hereto.

(b)           Additional Securities. If such Guarantor shall receive (or become entitled to receive) by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate or instrument, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or other Capital Stock, stock splits, spin-off or split-off, promissory notes or other instruments, (ii) option or right, whether as an addition to, substitution for, conversion of, or an exchange for, any Pledged Collateral or otherwise in respect thereof, (iii) dividends payable in securities, or (iv) distributions of securities or other Capital Stock or cash or other property in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Guarantor shall accept and receive each such certificate, instrument, option, right, dividend or distribution in trust for the benefit of Bank, shall segregate it from such Guarantor’s other property and shall deliver it forthwith to Bank in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Annex III, to be held by Bank as Pledged Collateral and as further collateral security for the Obligations.

SECTION 3.6. Power of Attorney. Each Guarantor hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to: (a) endorse such Guarantor’s name on any checks, payment instruments, or other forms of payment or security; (b) sign such Guarantor’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case or proceeding about any Collateral and any Pledged Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or such Guarantor’s name, as Bank chooses); (d) make, settle, and adjust all claims under such Guarantor’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral and the Pledged Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) dispose of the Collateral and the Pledged Collateral; and (g) transfer the Collateral and the Pledged Collateral into the name of Bank or a third party as the Code permits. Each Guarantor hereby appoints Bank as its lawful attorney-in-fact to sign such Guarantor’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral and the Pledged Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as such Guarantor’s attorney-in-fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.

SECTION 3.7. Remedies. The provisions of Sections 9.1, 9.3, 9.4, 9.5, 9.6 and of the Loan Agreement are hereby incorporated into and made a part of this Guarantee, mutatis mutandis, as if set forth herein; provided, that references to “Borrower” in such Sections shall be deemed to be references to each Guarantor and references to “Collateral” in such Sections shall be deemed to be references to “Collateral and Pledged Collateral”.

SECTION 3.8. Voting Rights; Dividend Rights.

(a)            So long as no Event of Default shall have occurred and be continuing, or if an Event of Default has occurred and is continuing and a Guarantor has not received any notice contemplated by Section 3.8(b), such Guarantor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Guarantor or any part thereof for any purpose not inconsistent with the terms of this Guarantee, the Loan Agreement or any other Loan Document.

(b)           Upon the occurrence and during the continuance of an Event of Default, and delivery by Bank to the applicable Guarantor of notice of its intent to exercise its rights under this Section 3.8(b), all rights of a Guarantor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 3.8(a) shall cease and all such rights shall thereupon become vested in Bank, which shall then have the sole right to exercise such voting and other consensual rights.

(c)            So long as no Event of Default shall have occurred and be continuing and subject to Section 3.5(b) hereof, or if an Event of Default has occurred and is continuing and a Guarantor has not received any notice contemplated by Section 3.8(d), each Guarantor may receive and retain any and all dividends and distributions (other than stock dividends and other dividends and distributions constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent permitted under the Loan Agreement.

(d)            Upon the occurrence and during the continuance of an Event of Default, and delivery by Bank to the applicable Guarantor of notice of its intent to exercise its rights under this Section 3.8(d):

(i)           all rights of a Guarantor to receive the dividends, distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 3.8(c) shall cease and all such rights shall thereupon be vested in Bank, which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(ii)           all dividends and interest payments that are received by a Guarantor contrary to the provisions of Section 3.8(d)(i) shall be received in trust for the benefit of Bank, shall be segregated from other property or funds of such Guarantor, and shall be promptly paid over to Bank as Pledged Collateral in the exact form received, to be held by Bank as Pledged Collateral and as further collateral security for the applicable Obligations.

ARTICLE IV

Representations and Warranties

In order to induce Bank to enter into the Loan Agreement and make the Loans thereunder, each Guarantor represents and warrants to Bank as set forth below.

SECTION 4.1. Loan Agreement Representations and Warranties. The representations and warranties contained in Section 5 of the Loan Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects (or, if qualified by materiality, in all respects) as of the Closing Date; and each such representation and warranty set forth in such Section 5 (insofar as applicable as aforesaid) and all other terms of the Loan Agreement to which reference is made therein, together with all related definitions and ancillary provisions, is hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article IV; provided that references to “Borrower” in Section 5 of the Loan Agreement shall be deemed to be references to such Guarantor.

SECTION 4.2. Financial Condition, Etc. Each Guarantor has knowledge of Borrower’s and each other Guarantor’s financial condition and affairs and has adequate means to obtain from each such Person on an ongoing basis information relating thereto and to each such Person’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guarantee is in effect. Each Guarantor acknowledges and agrees that Bank shall have no obligation to investigate the financial condition or affairs of Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of each such Person that might become known to Bank at any time, whether or not Bank knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

SECTION 4.3. Best Interests. It is in the best interests of each Guarantor to execute this Guarantee inasmuch as each Guarantor will, as a result of being an Affiliate of Borrower, derive substantial direct and indirect benefits from the Credit Extensions made to Borrower by Bank pursuant to the Loan Agreement, and each Guarantor agrees that Bank is relying on this representation in agreeing to make the Credit Extensions to Borrower.

SECTION 4.4. Collateral; Pledged Collateral.

(a)
Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable (if applicable) and are not subject to the preemptive rights of any Person.

(b)
Title. Such Guarantor has good and indefeasible title to the Collateral and the Pledged Collateral of such Guarantor and is the legal and beneficial owner of such Collateral and Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the Code with respect to the Pledged Shares of such Guarantor (other than Permitted Liens).

(c)
Exercising of Rights. (i) The exercise by Bank of its rights and remedies hereunder will not violate any law or governmental regulation applicable to such Guarantor or any material contractual restriction binding on or affecting a Guarantor or any of its property, (ii) there are no restrictions in any organization document governing any Pledged Collateral or any document related thereto which would limit or restrict the grant of a Lien pursuant to this Guarantee on such Pledged Collateral, the perfection of such Lien or the exercise of remedies in respect of such perfected Lien in the Pledged Collateral as contemplated by this Guarantee (except, in connection with the exercise of remedies, restrictions under the Code, applicable foreign laws or laws affecting the offering and sale of securities).

(d)
Guarantor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares or any other Person is required either (i) for the pledge made by such Guarantor or for the granting of the security interest by a Guarantor pursuant to this Guarantee (except (A) as have been already obtained, (B) for the proper filing of a financing statement under the Code and (C) in the case of any Foreign Subsidiary, as may be required under the laws of the jurisdiction in which such Foreign Subsidiary is organized) or (ii) for the exercise by Bank of its rights and remedies hereunder (except as may be required by the Code or applicable foreign laws or laws affecting the offering and sale of securities).

(e)
Security Interest/Priority. This Guarantee creates a valid security interest in favor of Bank in the rights of such Guarantor in the Collateral and the Pledged Collateral. The taking of possession by Bank of the certificates representing the Pledged Shares and any other certificates and instruments constituting Pledged Collateral, together with the taking of possession by Bank of duly executed instruments of transfer or assignments in blank, will perfect and establish the first priority (subject to Permitted Liens) of Bank’s security interest in such Pledged Shares represented by certificates and, when properly perfected by filing a uniform commercial code financing statement or registration, in the Collateral and all other Pledged Collateral represented by such Pledged Shares and instruments securing the applicable Obligations to the extent such security interest can be perfected by filing a uniform commercial code financing statement. Except as set forth in this Section 4.4(e), to each Guarantor’s knowledge, no action is necessary to perfect such security interest.

(f)
Partnership and Membership Interests. None of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the Code, (iii) is an Investment Company Security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g)
No Other Interests. As of the date hereof, no Guarantor owns any Capital Stock in any Subsidiary constituting Pledged Collateral other than as set forth on Annex II attached hereto.

ARTICLE V

Covenants, Etc.

SECTION 5.1. Covenants.  Each Guarantor covenants and agrees that, at all times prior to the Termination Date it shall:

(a)
perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Loan Agreement (including Sections 6 and 7 of the Loan Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Loan Agreement and all other terms of the Loan Agreement to which reference is made in this Article V, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by this reference as though specifically set forth in this Article V;

(b)
warrant and defend title to and ownership of the Pledged Collateral of such Guarantor at its own expense against the claims and demands of all other parties claiming an interest therein (other than holders of Permitted Liens), keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Guarantor or any interest therein, except as permitted under the Loan Documents;

(c)
not make or consent to any amendment or other modification or waiver that is materially adverse to the interests of Bank with respect to any of the Pledged Collateral of such Guarantor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Guarantor, in each case, other than pursuant hereto or as may be permitted under the Loan Agreement;

(d)
file all reports and other information now or hereafter required to be filed by such Guarantor with the SEC and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Guarantor; and

(e)
not, without promptly executing and delivering, or causing to be executed and delivered, to Bank such agreements, documents and instruments as Bank may reasonably request for the purpose of perfecting its security interest therein, issue or acquire any Capital Stock constituting Pledged Collateral consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

ARTICLE VI

Miscellaneous Provisions

SECTION 6.1. Loan Document.  This Guarantee is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 11 thereof. Notwithstanding anything contained herein to the contrary, to the extent that any provision in this Guarantee conflicts with any provision in the Loan Agreement, the terms of the Loan Agreement shall control.

SECTION 6.2. Binding on Successors, Transferees and Assigns; Assignment.  This Guarantee shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by Bank; provided, that such Guarantor may not (unless otherwise permitted under the terms of the Loan Agreement) assign any of its obligations hereunder without the prior written consent of Bank. Without limiting the generality of the foregoing, Bank may assign or otherwise transfer (in whole or in part) its Commitment or Credit Extensions held by it to any other Person to the extent permitted by the Loan Agreement, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to Bank under each Loan Document (including this Guarantee) or otherwise.

SECTION 6.3. Amendments, Etc.  No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor from its obligations under this Guarantee, shall in any event be effective unless the same shall be in writing and signed by Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.4. Notices.  All notices and other communications provided for hereunder shall be given or made as set forth in Section 10 of the Loan Agreement.

SECTION 6.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex IV hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guarantee and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

SECTION 6.6. No Waiver; Remedies.  In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 6.7. Further Assurances. Each Guarantor agrees, upon the written request of Bank, to promptly execute and deliver to Bank, from time to time, any additional instruments or documents deemed to be reasonably necessary by Bank to (a) cause this Guarantee to be, become or remain valid and effective in accordance with its terms, (b) perfect and protect the security interest created hereby in the Collateral and the Pledged Collateral of such Guarantor (including, without limitation, any and all other action reasonably necessary to satisfy Bank that Bank has obtained a first priority, subject only to Permitted Liens, perfected security interest in all the Collateral and the Pledged Collateral), (c) enable Bank to exercise and enforce its rights and remedies hereunder in respect of the Collateral and the Pledged Collateral of such Guarantor, and (d) otherwise effect the purposes of this Guarantee, including, without limitation and if requested by Bank, delivering to Bank upon its request following the occurrence and continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral of such Guarantor.

SECTION 6.8. Section Captions.  Section captions used in this Guarantee are for convenience of reference only and shall not affect the construction of this Guarantee.

SECTION 6.9. Severability.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.10. Governing Law; Venue; Jury Trial Waiver.

  This Guarantee shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law. Each Guarantor and Bank each submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Guarantee shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Guarantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Guarantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Guarantor at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Guarantor’s actual receipt thereof or three days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTEE, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS GUARANTEE. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 6.10 shall survive the termination of this Agreement.

SECTION 6.11. Counterparts.  This Guarantee may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Guarantee shall become effective when counterparts hereof executed on behalf of each Guarantor shall have been received by Bank. Delivery of an executed counterpart of a signature page to this Guarantee by email (e.g., “.pdf” or “.tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Guarantee.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee and Pledge Agreement to be duly executed and delivered by its authorized officer as of the date first above written.

NEW AGE HEALTH SCIENCES, INC.

By:_________________________________________

    Name:
    Title:

NABC PROPERTIES, LLC

By:_________________________________________
Name:
Title:

NABC, INC.

By:_________________________________________
Name:
Title:

MORINDA HOLDINGS, INC.

By:_________________________________________
Name:
Title:

MORINDA, INC.

By:_________________________________________
Name:
Title:

TROPICAL RESOURCES, INC.

By:________________________________________
Name:
Title:

MORINDA USA, INC.

By:________________________________________
Name:
Title:

MORINDA WORLDWIDE, INC.

By:________________________________________
Name:
Title:

MORINDA JAPAN GK

By:________________________________________
Name:
Title: